Exhibit 99.1

NEWS RELEASE

Westell Stockholders Approve Reverse Stock Split
AURORA, IL, May 31, 2017 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced that at a special meeting held on May 30, 2017, stockholders voted to approve a proposal authorizing the Board of Directors of the Company to effect a reverse stock split of the Company’s outstanding Class A and Class B Common Stock at a ratio of 1-for-4. Westell’s Class A Common Stock is expected to begin trading at the post-split level as of the commencement of trading on Thursday, June 8, 2017.
The reverse stock split is intended to increase the per share trading price of Westell’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market.
“Our NASDAQ listing is a valuable asset for the Company and its stockholders,” said Kirk Brannock, Westell’s President and CEO. “We are gratified that stockholders approved the Board of Directors’ proposal.
“Through our actions over the past year we have significantly improved profitability and positioned Westell for future revenue growth in exciting new markets like Public Safety and Centralized Radio Access Network (CRAN),” Brannock continued. “We believe that maintaining our NASDAQ listing is an important part of our turnaround.”
Westell’s transfer agent, Broadridge Capital Issuers Solutions, Inc., which is also acting as the exchange agent for the reverse split, will provide instructions to stockholders regarding the process for exchanging share certificates. Stockholders will receive cash in lieu of fractional shares.

Additional information about the reverse stock split can be found in the Company's proxy statement filed with the Securities and Exchange Commission (SEC) on April 7, 2017, a copy of which is available at www.sec.gov or in the Investor Relations section of Westell’s website at www.westell.com.

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About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enables service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.
Twitter - Company: @Westell_Tech

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Westell Investor Relations Contact
Tom Minichiello
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
Westell Technologies
630-375-4740
tminichiello@westell.com